UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JULY 31, 2024

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa, Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K of Empire Petroleum Corporation (the “Company”) filed on August 11, 2020, Empire Texas LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Empire Texas”), entered into that certain Term Loan Agreement dated as of August 6, 2020 (the “Loan Agreement”) with Petroleum Independent & Exploration, LLC, a Nevada limited liability company (“PIE”). Under the Loan Agreement, Empire Texas could request PIE to make advances to Empire Texas from time to time in an aggregate principal amount at any time not to exceed $2,000,000 to fund certain workover and recompletion projects pursuant to that certain Joint Development Agreement dated as of August 6, 2020 among the Company, PIE and certain affiliates of PIE (the “JDA”). The Loan Agreement matures on August 6, 2024 (the “Maturity Date”).

On July 31, 2024, PIE, Empire Texas and the Company entered into that certain Note Repayment and Loan Termination Agreement (the “Termination Agreement”) providing for the payment in full of the amounts outstanding under the Loan Agreement and the termination of the Loan Agreement. As of July 1, 2024, the effective date of the Termination Agreement (the “Effective Date”), the aggregate outstanding amount of principal and accrued interest under the Loan Agreement was $1,060,004 (the “Outstanding Loan Amount”). As payment in full of the Outstanding Loan Amount, the Company will issue to PIE 205,427 shares of common stock of the Company (the “Shares”) with an aggregate agreed value equal to the Outstanding Loan Amount based on an agreed price of $5.16 per share, which was the closing price of the Company’s common stock on June 28, 2024, the last trading day immediately prior to the Effective Date. The Shares will be issued to PIE promptly after the NYSE American stock exchange approves a supplemental listing application relating to the Shares. The Loan Agreement will be deemed terminated as of the date the Shares are issued.

The Termination Agreement also amended the Loan Agreement as of the Effective Date to, among other things, (a) stop accruing interest on the aggregate outstanding amount of principal under the Loan Agreement as of July 1, 2024, (b) terminate PIE’s commitment to make further advances under the Loan Agreement, and (c) to extend the Maturity Date to the earliest to occur of (i) December 31, 2024 or (ii) the date of any demand by PIE for repayment upon the occurrence of an Event of Default as defined in the Loan Agreement.

For a description of any material relationship between the Company and PIE, see the Company’s definitive proxy statement for its 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 29, 2024.

The foregoing summary of the Termination Agreement is qualified in its entirety by reference to the full terms and conditions of the Termination Agreement, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the amendment of the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Shares will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. PIE is a sophisticated accredited investor with the experience and expertise to evaluate the merits and risks of an investment in securities of the Company and the financial means to bear the risks of such an investment.

Item 8.01.	Other Events.

The JDA is being terminated concurrently with the termination of the Loan Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description
10	Note Repayment and Loan Termination Agreement dated as of July 31, 2024, by and among Petroleum Independent & Exploration, LLC, Empire Texas LLC and Empire Petroleum Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: August 5, 2024	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President and Chief Executive Officer

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